EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
 Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Paula Oswald
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA 90071
(213) 615-6043
(Name, address and telephone number of agent for service)

Solectron Corporation

(Issuer with respect to the Securities)

DELAWARE	94-2447045

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

847 Gibraltar Drive, Milpitas, CA (Address of Principal Executive Offices)	95035 (Zip Code)

0.50% Convertible Senior Notes, Series B due February 15, 2034
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

	b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*	Incorporated by reference to Registration Number 333-67188.
A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 28th day of January, 2005.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

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Exhibit 6

CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 28, 2005

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2004

($000’s)

9/30/2004
Assets
Cash and Due From Depository Institutions	$6,973,101
Federal Reserve Stock	0
Securities	39,400,687
Federal Funds	2,842,037
Loans & Lease Financing Receivables	121,000,954
Fixed Assets	1,846,496
Intangible Assets	10,035,484
Other Assets	10,354,644

Total Assets	$192,453,403
Liabilities
Deposits	$122,247,349
Fed Funds	3,377,719
Treasury Demand Notes	3,968,574
Trading Liabilities	145,128
Other Borrowed Money	30,331,854
Acceptances	146,102
Subordinated Notes and Debentures	5,535,512
Other Liabilities	6,060,066

Total Liabilities	$171,812,304
Equity
Minority Interest in Subsidiaries	$1,013,889
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,816,722

Total Equity Capital	$20,641,099
Total Liabilities and Equity Capital	$192,453,403

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